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                                                                 EXHIBIT (99)(A)

          FORM OF PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS OF ASF

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                                                                   EXHIBIT 99(A)
                                 FORM OF PROXY
REVOCABLE PROXY

                      AMERICAN SAVINGS OF FLORIDA, F.S.B.
                   SPECIAL AND ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 14, 1995
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.


  The undersigned hereby appoints Stephen D. Taylor and Alan B. Goldstein, or either of them, as proxies, each with full power of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of American Savings of Florida, F.S.B. ("American Savings") which the undersigned is entitled to vote at the Special and Annual Meeting of Stockholders (the "Meeting"), to be held at the Hotel Inter-Continental Miami (Theatre Room), 100 Chopin Plaza, Miami, Florida on Wednesday, June 14, 1995, at 10:00 a.m., Miami time, and at any and all adjournments thereof, as stated on the reverse side.


  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 4 AND "FOR" ALL NOMINEES LISTED IN
ITEM 3. PURSUANT TO AMERICAN SAVINGS' BYLAWS, IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING OR ANY ADJOURNMENT THEREOF, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. IF NO DETERMINATION IS MADE, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR OWN JUDGMENT. THE FOUR PROPOSALS SET FORTH ON THE REVERSE SIDE OF THIS PROXY HAVE BEEN PROPOSED FOR CONSIDERATION BY AMERICAN SAVINGS. THE BOARD OF DIRECTORS CURRENTLY KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. IF THE MERGER AGREEMENT BETWEEN AMERICAN SAVINGS AND FIRST UNION CORPORATION IS TERMINATED PRIOR TO THE MEETING, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM 3 AND "FOR" ITEM 4.


  A stockholder may revoke a proxy before it is exercised at the Meeting by notifying the Secretary of American Savings in writing of the revocation, by completing, signing and delivering to the Secretary a later-dated proxy or by attending the Meeting and voting in person, with respect to the same proposal(s) as referenced in the proxy to be revoked. Attendance at the Meeting without further action will not automatically revoke a proxy.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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[X] Please mark votes as in this example.
 1. To approve the Agreement and Plan of Merger between American Savings and First Union Corporation, dated as of December 4, 1994, as amended as of March 27, 1995, and the merger of American Savings into a subsidiary national bank of First Union Corporation. [ ] FOR [ ] AGAINST [ ] ABSTAIN

 2. To adjourn the Special and Annual Meeting to another time and/or place in the event that there are not sufficient votes at the time of the Special and Annual Meeting to approve the merger and the merger agreement, for the purpose of soliciting additional votes in favor of the merger and the merger agreement, the election of each of the nine nominees for director and the ratification of KPMG Peat Marwick LLP as independent auditors.
     [ ] FOR                    [ ] AGAINST                    [ ] ABSTAIN

3. To elect as directors of American Savings each of the following nominees:
   Erwin Allen, T. Wayne Davis, William H. Dukelow, Nimrod T. Frazer, Barbara W. Gothard, Charles Daniel Kimbrel, Deirdre Y. Russell, Donald T. Senterfitt, and Stephen D. Taylor (except as written contrary below).[ ] FOR [ ] WITHHELD
  For, except vote withheld from the following nominee(s):
4. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1995.
    [ ] FOR                    [ ] AGAINST                    [ ] ABSTAIN
OTHER BUSINESS

The proxies are authorized to vote, in the manner described on the front of this proxy, upon such other business as may come before the Special and Annual Meeting and any adjournment thereof.

Please sign exactly as your name appears on this card. When signing as attorney-in-fact, personal or legal representative, executor, administrator, trustee or guardian, please give your full title. If more than one trustee or joint owner, all should sign. If a corporation, partnership or other entity, please sign in full company name by an authorized person.

[ ] Mark here for address change and note below.

                                         Signature                 Date:
                                         Signature                 Date:

                                         PLEASE COMPLETE, DATE, SIGN, AND MAIL
                                         THIS PROXY PROMPTLY IN THE ENCLOSED
                                         ADDRESSED ENVELOPE, WHICH REQUIRES NO
                                         POSTAGE IF MAILED IN THE UNITED STATES.